EXHIBIT 99.1

Midland States Bancorp, Inc. Announces  2022 Second Quarter Results

Summary

  Net income of $21.9 million, or $0.97 diluted earnings per share
  ROAA, ROAE, and ROATCE all increased from prior quarter
  Total loans increased 18.5% annualized from prior quarter
  Net interest margin increased 15 basis points from prior quarter to 3.65%
  Efficiency ratio improved to 53.10% from 55.73% in prior quarter

EFFINGHAM, Ill., July 28, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $21.9 million, or $0.97 diluted earnings per share, for the second quarter of 2022. This compares to net income of $20.7 million, or $0.92 diluted earnings per share, for the first quarter of 2022. This also compares to net income of $20.1 million, or $0.88 diluted earnings per share, for the second quarter of 2021.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We continue to generate improvement in our financial performance as a result of the strategic initiatives we have implemented over the past few years to strengthen our commercial banking team, increase our focus on higher growth markets, and improve operational efficiencies. We had another exceptionally strong quarter of loan production, which resulted in 18% annualized growth in total loans, as well as continued expansion in our net interest margin. The loan growth and margin expansion drove increases in our revenue and earnings, as well as improved efficiencies and returns compared to the prior quarter.

“Our loan pipeline remains strong, although we expect loan growth to moderate in the second half of the year as it is likely that higher rates and concern about weakening economic conditions will have a greater impact on loan demand. However, with our continued loan growth and margin expansion, combined with stable expense levels, we believe that we are well positioned to generate further improvement in earnings and returns,” said Mr. Ludwig.

Net Interest Margin

Net interest margin for the second quarter of 2022 was 3.65%, compared to 3.50% for the first quarter of 2022, due primarily to a favorable shift in the mix of earning assets and an increase in the average yield on earning assets. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 3 basis points to net interest margin in both the first and second quarters of 2022.

Relative to the second quarter of 2021, net interest margin increased 36 basis points from 3.29%, primarily due to a favorable shift in the mix of earning assets and an increase in the average yield on earning assets. Accretion income on purchased loan portfolios contributed 9 basis points to net interest margin in the second quarter of 2021. Excluding the impact of accretion income, net interest margin increased 42 basis points from the second quarter of 2021.

Net Interest Income

Net interest income for the second quarter of 2022 was $61.3 million, an increase of 7.9% from $56.8 million for the first quarter of 2022, which was primarily due to higher average loan balances and an increase in net interest margin. PPP loan income totaled $0.7 million in the second quarter of 2022, compared to $1.2 million in the first quarter of 2022. Accretion income associated with purchased loan portfolios totaled $0.6 million for the second quarter of 2022, unchanged from $0.6 million for the first quarter of 2022.

Relative to the second quarter of 2021, net interest income increased $11.2 million, or 22.4%, due to higher average earning assets and an increase in net interest margin. Accretion income for the second quarter of 2021 was $1.3 million. PPP loan income totaled $2.5 million in the second quarter of 2021.

Noninterest Income

Noninterest income for the second quarter of 2022 was $14.6 million, a decrease of 6.4% from $15.6 million for the first quarter of 2022. The decrease in noninterest income was primarily attributable to lower wealth management revenue due to a decline in assets under administration resulting from market performance.

Relative to the second quarter of 2021, noninterest income decreased 16.1% from $17.4 million. The decrease was primarily attributable to a decline in residential mortgage banking revenue and other income.

Wealth management revenue for the second quarter of 2022 was $6.1 million, a decrease of 14.0% from $7.1 million in the first quarter of 2022. Compared to the second quarter of 2021, wealth management revenue decreased 5.9%, primarily due to a decline in assets under administration resulting from market performance.

Noninterest Expense

Noninterest expense for the second quarter of 2022 was $41.3 million, an increase of 1.1% from $40.9 million in the first quarter of 2022. The increase was primarily due to higher salaries and employee benefits expense resulting from a modest increase in staffing levels and higher incentive compensation.

Relative to the second quarter of 2021, noninterest expense decreased 15.5% from $48.9 million. Noninterest expense for the second quarter of 2021 included $3.6 million in professional fees related to the settlement of a prior tax issue and $3.7 million in FHLB advance prepayment fees.

Loan Portfolio

Total loans outstanding were $5.80 billion at June 30, 2022, compared with $5.54 billion at March 31, 2022, and $4.84 billion at June 30, 2021. The increase in total loans from March 31, 2022 was primarily attributable to higher balances of commercial real estate loans, partially offset by lower period-end balances of commercial FHA warehouse lines and continued forgiveness of PPP loans.

Equipment finance balances increased $27.9 million from March 31, 2022 to $985.5 million at June 30, 2022.

Compared to loan balances at June 30, 2021, growth in equipment finance balances, other commercial loans, commercial real estate loans, and consumer loans was partially offset by declines in commercial FHA warehouse lines, PPP loans and residential real estate loans.

Deposits

Total deposits were $6.18 billion at June 30, 2022, compared with $6.06 billion at March 31, 2022, and $5.20 billion at June 30, 2021. The increase in total deposits from the end of the prior quarter was primarily attributable to growth in noninterest-bearing and lower cost interest-bearing deposits.

Asset Quality

Nonperforming loans totaled $56.9 million, or 0.98% of total loans, at June 30, 2022, compared with $52.9 million, or 0.95% of total loans, at March 31, 2022. The increase in nonperforming loans was attributable to one commercial real estate loan where no loss is currently expected. At June 30, 2021, nonperforming loans totaled $61.4 million, or 1.27% of total loans.

Net charge-offs for the second quarter of 2022 were $2.8 million, or 0.20% of average loans on an annualized basis, compared to net charge-offs of $2.3 million, or 0.17% of average loans on an annualized basis, for the first quarter of 2022, and $4.0 million, or 0.33% of average loans on an annualized basis, for the second quarter of 2021.

The Company recorded a provision for credit losses on loans of $4.7 million for the second quarter of 2022, which was primarily related to the growth in total loans and weakening economic conditions.

The Company’s allowance for credit losses on loans was 0.95% of total loans and 96.5% of nonperforming loans at June 30, 2022, compared with 0.96% of total loans and 100.1% of nonperforming loans at March 31, 2022.

Capital

At June 30, 2022, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of June 30, 2022	Consolidated Ratios as of June 30, 2022	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	10.60%	11.44%	10.50%
Tier 1 capital to risk-weighted assets	9.85%	8.63%	8.50%
Tier 1 leverage ratio	9.12%	7.98%	4.00%
Common equity Tier 1 capital	9.85%	7.66%	7.00%
Tangible common equity to tangible assets (1)	NA	6.22%	NA

      (1)   A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
      (2)   Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the second quarter of 2022, the Company did not repurchase any shares under its stock repurchase program. As of June 30, 2022, the Company had $18.6 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 29, 2022, to discuss its financial results.

Telephone Access: https://register.vevent.com/register/BI640d5b3f68364a9991310d1cfd490581

A slide presentation relating to the second quarter 2022 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2022, the Company had total assets of approximately $7.44 billion, and its Wealth Management Group had assets under administration of approximately $3.60 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, the effects of the COVID-19 pandemic and its potential effects on the economic environment; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2022	2022	2021	2021	2021
Earnings Summary
Net interest income	$61,334	$56,827	$54,301	$51,396	$50,110
Provision for credit losses	5,441	4,167	467	(184)	(455)
Noninterest income	14,613	15,613	22,523	15,143	17,417
Noninterest expense	41,339	40,884	45,757	41,292	48,941
Income before income taxes	29,167	27,389	30,600	25,431	19,041
Income taxes	7,284	6,640	7,493	5,883	(1,083)
Net income	$21,883	$20,749	$23,107	$19,548	$20,124

Diluted earnings per common share	$0.97	$0.92	$1.02	$0.86	$0.88
Weighted average shares outstanding - diluted	22,360,819	22,350,307	22,350,771	22,577,880	22,677,515
Return on average assets	1.19%	1.16%	1.26%	1.15%	1.20%
Return on average shareholders' equity	13.65%	12.80%	14.04%	11.90%	12.59%
Return on average tangible common equity(1)	19.14%	17.84%	19.69%	16.76%	17.85%
Net interest margin	3.65%	3.50%	3.25%	3.34%	3.29%
Efficiency ratio(1)	53.10%	55.73%	52.61%	58.78%	60.19%

Adjusted Earnings Performance Summary(1)
Adjusted earnings	$22,191	$20,815	$25,416	$19,616	$19,755
Adjusted diluted earnings per common share	$0.98	$0.92	$1.12	$0.86	$0.86
Adjusted return on average assets	1.21%	1.16%	1.39%	1.15%	1.17%
Adjusted return on average shareholders' equity	13.84%	12.84%	15.44%	11.94%	12.36%
Adjusted return on average tangible common equity	19.41%	17.89%	21.65%	16.82%	17.52%
Adjusted pre-tax, pre-provision earnings	$35,902	$32,041	$36,324	$28,379	$26,967
Adjusted pre-tax, pre-provision return on average assets	1.95%	1.79%	1.98%	1.67%	1.60%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2022	2022	2021	2021	2021
Net interest income:
Interest income	$69,236	$62,748	$60,427	$58,490	$58,397
Interest expense	7,902	5,921	6,126	7,094	8,287
Net interest income	61,334	56,827	54,301	51,396	50,110
Provision for credit losses:
Provision for credit losses on loans	4,741	4,132	-	-	-
Provision for credit losses on unfunded commitments	700	256	388	-	(265)
Provision for other credit losses	-	(221)	79	(184)	(190)
Total provision for credit losses	5,441	4,167	467	(184)	(455)
Net interest income after provision for credit losses	55,893	52,660	53,834	51,580	50,565
Noninterest income:
Wealth management revenue	6,143	7,139	7,176	7,175	6,529
Residential mortgage banking revenue	384	599	1,103	1,287	1,562
Service charges on deposit accounts	2,304	2,068	2,338	2,268	1,916
Interchange revenue	3,590	3,280	3,677	3,651	3,797
(Loss) gain on sales of investment securities, net	(101)	-	-	160	377
Gain on termination of hedged interest swap	-	-	1,845	-	-
Impairment on commercial mortgage servicing rights	(869)	(394)	(2,072)	(3,037)	(1,148)
Company-owned life insurance	840	1,019	1,904	869	863
Other income	2,322	1,902	6,552	2,770	3,521
Total noninterest income	14,613	15,613	22,523	15,143	17,417
Noninterest expense:
Salaries and employee benefits	22,645	21,870	22,109	22,175	22,071
Occupancy and equipment	3,489	3,755	3,429	3,701	3,796
Data processing	6,082	5,873	5,819	6,495	6,288
Professional	1,516	1,972	1,499	1,738	5,549
Amortization of intangible assets	1,318	1,398	1,425	1,445	1,470
Loss on mortgage servicing rights held for sale	-	-	-	79	143
FHLB advances prepayment fees	-	-	4,859	-	3,669
Other expense	6,289	6,016	6,617	5,659	5,955
Total noninterest expense	41,339	40,884	45,757	41,292	48,941
Income before income taxes	29,167	27,389	30,600	25,431	19,041
Income taxes	7,284	6,640	7,493	5,883	(1,083)
Net income	$21,883	$20,749	$23,107	$19,548	$20,124

Basic earnings per common share	$0.97	$0.92	$1.03	$0.86	$0.88
Diluted earnings per common share	$0.97	$0.92	$1.02	$0.86	$0.88

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2022	2022	2021	2021	2021
Assets
Cash and cash equivalents	$270,117	$332,264	$680,371	$662,643	$425,100
Investment securities	769,278	858,246	916,132	900,319	756,831
Loans	5,795,544	5,539,961	5,224,801	4,915,554	4,835,866
Allowance for credit losses on loans	(54,898)	(52,938)	(51,062)	(55,675)	(58,664)
Total loans, net	5,740,646	5,487,023	5,173,739	4,859,879	4,777,202
Loans held for sale	5,298	8,931	32,045	26,621	12,187
Premises and equipment, net	77,668	77,857	79,220	79,701	80,699
Other real estate owned	11,131	11,537	12,059	11,931	12,768
Loan servicing rights, at lower of cost or fair value	25,879	27,484	28,865	30,916	34,577
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	23,559	22,976	24,374	26,065	27,900
Company-owned life insurance	148,900	148,060	148,378	149,146	148,277
Other assets	201,432	202,433	186,718	184,834	192,565
Total assets	$7,435,812	$7,338,715	$7,443,805	$7,093,959	$6,630,010

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,972,261	$1,965,032	$2,245,701	$1,672,901	$1,366,453
Interest-bearing deposits	4,212,177	4,092,507	3,864,947	3,928,475	3,829,898
Total deposits	6,184,438	6,057,539	6,110,648	5,601,376	5,196,351
Short-term borrowings	67,689	60,352	76,803	66,666	75,985
FHLB advances and other borrowings	285,000	310,171	310,171	440,171	440,171
Subordinated debt	139,277	139,184	139,091	138,998	138,906
Trust preferred debentures	49,674	49,524	49,374	49,235	49,094
Other liabilities	73,546	76,959	93,881	139,669	81,317
Total liabilities	6,799,624	6,693,729	6,779,968	6,436,115	5,981,824
Total shareholders’ equity	636,188	644,986	663,837	657,844	648,186
Total liabilities and shareholders’ equity	$7,435,812	$7,338,715	$7,443,805	$7,093,959	$6,630,010

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2022	2022	2021	2021	2021
Loan Portfolio
Equipment finance loans	$546,267	$528,572	$521,973	$486,623	$464,380
Equipment finance leases	439,202	429,000	423,280	412,430	407,161
Commercial FHA warehouse lines	23,872	83,999	91,927	180,248	129,607
SBA PPP loans	6,409	22,862	52,477	82,410	146,728
Other commercial loans	814,710	802,692	783,811	718,054	683,365
Total commercial loans and leases	1,830,460	1,867,125	1,873,468	1,879,765	1,831,241
Commercial real estate	2,335,655	2,114,041	1,816,828	1,562,013	1,540,489
Construction and land development	203,955	188,668	193,749	200,792	212,508
Residential real estate	340,103	329,331	338,151	344,414	366,612
Consumer	1,085,371	1,040,796	1,002,605	928,570	885,016
Total loans	$5,795,544	$5,539,961	$5,224,801	$4,915,554	$4,835,866

Deposit Portfolio
Noninterest-bearing demand	$1,972,261	$1,965,032	$2,245,701	$1,672,901	$1,366,453
Interest-bearing:
Checking	1,808,885	1,779,018	1,663,021	1,697,326	1,619,436
Money market	1,027,547	964,352	869,067	852,836	787,688
Savings	740,364	710,955	679,115	665,710	669,277
Time	620,363	619,386	630,583	688,693	721,502
Brokered time	15,018	18,796	23,161	23,910	31,995
Total deposits	$6,184,438	$6,057,539	$6,110,648	$5,601,376	$5,196,351

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
Average Balance Sheets
Cash and cash equivalents	$226,517	$384,231	$685,655	$525,848	$509,886
Investment securities	818,927	894,634	915,707	773,372	734,462
Loans	5,677,791	5,274,051	4,995,794	4,800,063	4,826,234
Loans held for sale	9,865	31,256	34,272	15,204	36,299
Nonmarketable equity securities	36,338	36,378	39,203	43,873	49,388
Total interest-earning assets	6,769,438	6,620,550	6,670,631	6,158,360	6,156,269
Non-earning assets	615,348	631,187	605,060	597,153	589,336
Total assets	$7,384,786	$7,251,737	$7,275,691	$6,755,513	$6,745,605

Interest-bearing deposits	$4,152,764	$3,953,249	$3,913,475	$3,895,970	$3,815,179
Short-term borrowings	59,301	70,044	66,677	68,103	65,727
FHLB advances and other borrowings	307,611	311,282	319,954	440,171	519,490
Subordinated debt	139,232	139,139	139,046	138,954	165,155
Trust preferred debentures	49,602	49,451	49,307	49,167	49,026
Total interest-bearing liabilities	4,708,510	4,523,165	4,488,459	4,592,365	4,614,577
Noninterest-bearing deposits	1,967,263	1,989,413	2,049,802	1,434,193	1,411,428
Other noninterest-bearing liabilities	66,009	81,832	84,538	77,204	78,521
Shareholders' equity	643,004	657,327	652,892	651,751	641,079
Total liabilities and shareholders' equity	$7,384,786	$7,251,737	$7,275,691	$6,755,513	$6,745,605

Yields
Earning Assets
Cash and cash equivalents	0.83%	0.18%	0.16%	0.16%	0.11%
Investment securities	2.41%	2.22%	2.12%	2.34%	2.43%
Loans	4.49%	4.40%	4.36%	4.42%	4.43%
Loans held for sale	3.15%	2.86%	3.53%	2.79%	2.88%
Nonmarketable equity securities	5.38%	5.40%	5.07%	5.05%	4.94%
Total interest-earning assets	4.12%	3.87%	3.62%	3.79%	3.83%

Interest-Bearing Liabilities
Interest-bearing deposits	0.37%	0.22%	0.22%	0.26%	0.31%
Short-term borrowings	0.15%	0.14%	0.12%	0.12%	0.12%
FHLB advances and other borrowings	1.87%	1.58%	1.75%	1.80%	1.91%
Subordinated debt	5.78%	5.78%	5.78%	5.79%	5.61%
Trust preferred debentures	5.05%	4.21%	3.90%	3.92%	4.00%
Total interest-bearing liabilities	0.67%	0.53%	0.54%	0.61%	0.72%

Cost of Deposits	0.25%	0.15%	0.15%	0.19%	0.23%

Net Interest Margin	3.65%	3.50%	3.25%	3.34%	3.29%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2022	2022	2021	2021	2021
Asset Quality
Loans 30-89 days past due	$16,212	$29,044	$17,514	$16,772	$20,224
Nonperforming loans	56,883	52,900	42,580	54,620	61,363
Nonperforming assets	69,344	66,164	57,068	69,261	76,926
Net charge-offs	2,781	2,255	4,613	2,989	4,023
Loans 30-89 days past due to total loans	0.28%	0.52%	0.34%	0.34%	0.42%
Nonperforming loans to total loans	0.98%	0.95%	0.81%	1.11%	1.27%
Nonperforming assets to total assets	0.93%	0.90%	0.77%	0.98%	1.16%
Allowance for credit losses to total loans	0.95%	0.96%	0.98%	1.13%	1.21%
Allowance for credit losses to nonperforming loans	96.51%	100.07%	119.92%	101.93%	95.60%
Net charge-offs to average loans	0.20%	0.17%	0.37%	0.25%	0.33%

Wealth Management
Trust assets under administration	$3,597,944	$4,044,138	$4,217,412	$4,058,168	$4,077,581

Market Data
Book value per share at period end	$28.84	$29.26	$30.11	$29.64	$28.96
Tangible book value per share at period end(1)	$20.43	$20.87	$21.66	$21.17	$20.48
Market price at period end	$24.04	$28.86	$24.79	$24.73	$26.27
Shares outstanding at period end	22,060,255	22,044,626	22,050,537	22,193,141	22,380,492

Capital
Total capital to risk-weighted assets	11.44%	11.74%	12.19%	13.10%	13.11%
Tier 1 capital to risk-weighted assets	8.63%	8.82%	9.16%	9.73%	9.64%
Tier 1 common capital to risk-weighted assets	7.66%	7.80%	8.08%	8.55%	8.44%
Tier 1 leverage ratio	7.98%	7.96%	7.75%	8.16%	8.00%
Tangible common equity to tangible assets(1)	6.22%	6.43%	6.58%	6.80%	7.12%

(1) Non-GAAP financial measures. Refer to pages 12 -14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2022	2022	2021	2021	2021
Income before income taxes - GAAP	$29,167	$27,389	$30,600	$25,431	$19,041
Adjustments to noninterest income:
Loss (gain) on sales of investment securities, net	101	-	-	(160)	(377)
(Gain) on termination of hedged interest rate swap	-	-	(1,845)	-	-
Other income	-	-	-	-	27
Total adjustments to noninterest income	101	-	(1,845)	(160)	(350)
Adjustments to noninterest expense:
(Loss) on mortgage servicing rights held for sale	-	-	-	(79)	(143)
FHLB advances prepayment fees	-	-	(4,859)	-	(3,669)
Integration and acquisition expenses	(324)	(91)	(171)	(176)	(3,771)
Total adjustments to noninterest expense	(324)	(91)	(5,030)	(255)	(7,583)
Adjusted earnings pre tax	29,592	27,480	33,785	25,526	26,274
Adjusted earnings tax	7,401	6,665	8,369	5,910	6,519
Adjusted earnings - non-GAAP	$22,191	$20,815	$25,416	$19,616	$19,755
Adjusted diluted earnings per common share	$0.98	$0.92	$1.12	$0.86	$0.86
Adjusted return on average assets	1.21%	1.16%	1.39%	1.15%	1.17%
Adjusted return on average shareholders' equity	13.84%	12.84%	15.44%	11.94%	12.36%
Adjusted return on average tangible common equity	19.41%	17.89%	21.65%	16.82%	17.52%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
Adjusted earnings pre tax - non-GAAP	$29,592	$27,480	$33,785	$25,526	$26,274
Provision for credit losses	5,441	4,167	467	(184)	(455)
Impairment on commercial mortgage servicing rights	869	394	2,072	3,037	1,148
Adjusted pre-tax, pre-provision earnings - non-GAAP	$35,902	$32,041	$36,324	$28,379	$26,967
Adjusted pre-tax, pre-provision return on average assets	1.95%	1.79%	1.98%	1.67%	1.60%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
Noninterest expense - GAAP	$41,339	$40,884	$45,757	$41,292	$48,941
(Loss) on mortgage servicing rights held for sale	-	-	-	(79)	(143)
FHLB advances prepayment fees	-	-	(4,859)	-	(3,669)
Integration and acquisition expenses	(324)	(91)	(171)	(176)	(3,771)
Adjusted noninterest expense	$41,015	$40,793	$40,727	$41,037	$41,358

Net interest income - GAAP	$61,334	$56,827	$54,301	$51,396	$50,110
Effect of tax-exempt income	321	369	372	402	383
Adjusted net interest income	61,655	57,196	54,673	51,798	50,493

Noninterest income - GAAP	14,613	15,613	22,523	15,143	17,417
Impairment on commercial mortgage servicing rights	869	394	2,072	3,037	1,148
Loss (gain) on sales of investment securities, net	101	-	-	(160)	(377)
(Gain) on termination of hedged interest rate swap	-	-	(1,845)	-	-
Other	-	-	-	-	27
Adjusted noninterest income	15,583	16,007	22,750	18,020	18,215

Adjusted total revenue	$77,238	$73,203	$77,423	$69,818	$68,708

Efficiency ratio	53.10%	55.73%	52.61%	58.78%	60.19%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2022	2022	2021	2021	2021
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$636,188	$644,986	$663,837	$657,844	$648,186
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(23,559)	(22,976)	(24,374)	(26,065)	(27,900)
Tangible common equity	$450,725	$460,106	$477,558	$469,875	$458,382

Total Assets to Tangible Assets:
Total assets—GAAP	$7,435,812	$7,338,715	$7,443,805	$7,093,959	$6,630,010
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(23,559)	(22,976)	(24,374)	(26,065)	(27,900)
Tangible assets	$7,250,349	$7,153,835	$7,257,527	$6,905,990	$6,440,206

Common Shares Outstanding	22,060,255	22,044,626	22,050,537	22,193,141	22,380,492

Tangible Common Equity to Tangible Assets	6.22%	6.43%	6.58%	6.80%	7.12%
Tangible Book Value Per Share	$20.43	$20.87	$21.66	$21.17	$20.48

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
Net income	$21,883	$20,749	$23,107	$19,548	$20,124

Average total shareholders' equity—GAAP	$643,004	$657,327	$652,892	$651,751	$641,079
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,570)	(23,638)	(25,311)	(27,132)	(26,931)
Average tangible common equity	$458,530	$471,785	$465,677	$462,715	$452,244
ROATCE	19.14%	17.84%	19.69%	16.76%	17.85%